UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2018

THE NAVIGATORS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 905-6090

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously disclosed, The Navigators Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “merger agreement”), dated as of August 22, 2018 by and among the Company, The Hartford Financial Services Group, Inc., a Delaware corporation (“The Hartford”) and Renato Acquisition Co., a Delaware corporation and wholly owned subsidiary of The Hartford (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub (the “merger”), with the Company continuing as the surviving entity and a wholly owned subsidiary of The Hartford. On October 12, 2018, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the solicitation of proxies in connection with the special meeting of the Company’s stockholders, to be held on November 16, 2018, to vote on the adoption of the merger agreement and other matters necessary to complete the merger.

A lawsuit has been filed by purported stockholders of the Company, styled as Michael Kent, et al. v. The Navigators Group, Inc., et al., No. 1:18-cv-01580-UNA (the “Kent Lawsuit”), in the United States District Court for the District of Delaware on October 15, 2018 asserting claims against the Company and its directors (collectively, the “Kent Defendants”). The Kent lawsuit alleges that the Proxy Statement is deficient, and seeks injunctive and other relief. The Company believes that the claims asserted in the Kent Lawsuit are without merit and intends to contest them, and further believes that the disclosure of the information described therein is not required by federal securities laws, and in fact is not material to the decision of the Company’s stockholders as to how to vote their shares at the special meeting of the Company’s stockholders to be held on November 16, 2018. However, in an effort to moot the unmeritorious disclosure claims in the Kent Lawsuit, alleviate the costs, risks, and uncertainties inherent in litigation and provide additional information to its stockholders, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. The Company specifically denies all allegations in the Kent Lawsuit that any additional disclosure was or is required.

Important information concerning the merger is set forth in the Proxy Statement. The Company wishes to make certain supplemental disclosures related to the merger herein. The Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth herein, which is incorporated by reference into the Proxy Statement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to those terms in the Proxy Statement.

The disclosure on page 34 of the Proxy Statement is hereby supplemented by replacing the eighth complete paragraph on the page in its entirety as follows:

On July 11, 2018, Party A executed a confidentiality agreement with the Company, including customary standstill and non-solicitation provisions. None of the standstill provisions precluded Party A from submitting to the Board a confidential proposal to acquire the Company following public announcement of the Merger Agreement, either during the go-shop period or after the no-shop period start date.

The disclosure on page 42 of the Proxy Statement is hereby supplemented by replacing the fourth complete paragraph on the page in its entirety as follows:

From August 22, 2018, representatives of each of Goldman Sachs and Moelis contacted 44 potential acquirers, including all of the parties contacted in June 2018 other than Parent. On August 23, 2018, representatives of each of Party A and Goldman Sachs spoke by telephone. Representatives of Party A indicated they would not pursue a transaction with the Company as they are still in the process of integrating a recent acquisition, noting their belief that they were unlikely to propose more than $70.00 per share of Company common stock, and their concern that they were not familiar with the Company’s reinsurance business or European operations and that they would not be able to complete due diligence and negotiate a transaction to their satisfaction before the expiration of the go-shop period. As of the date of the preliminary version of this proxy statement, none of the other potential acquirers contacted by representatives of each of Goldman Sachs or Moelis have executed a confidentiality agreement with the Company in connection with a potential transaction, nor have any expressed interest in pursuing a transaction with the Company.

The disclosure on page 53 of the Proxy Statement is hereby supplemented by replacing the last bullet point of the last complete paragraph on the page in its entirety as follows:

•

the merger consideration of $70.00 in cash per share of Company common stock as a multiple of the estimated net operating earnings per share (“EPS”) for the Company for the projected four-quarter period ending June 30, 2019 (“NTM”), and for calendar years 2019 and 2020, calculated using both the EPS estimates for the Company for such periods as reflected in the Forecasts, and the median EPS estimates for the Company for such periods published by the Institutional Broker Estimate System (referred to as “IBES”) as of August 17, 2018.

The disclosure on page 54 of the Proxy Statement is hereby supplemented by replacing the last complete paragraph on the page in its entirety as follows:

Using a range of discount rates from 8.9% to 10.0%, reflecting estimates of the Company’s cost of equity, Goldman Sachs derived an illustrative equity value of the Company, by discounting to present value as of June 30, 2018, (a) the estimated distributions to the Company stockholders for the two-quarter period ending December 31, 2018 and years 2019 through 2021, as reflected in the Forecasts, and (b) a range of illustrative terminal values for the Company, as of December 31, 2021, calculated by applying exit terminal year price to book value (including AOCI) (“P/BV”) multiples ranging from 1.50x to 1.65x to the estimate of the book value (including AOCI) of the Company as of December 31, 2021 of $1.829 billion, as reflected in the Forecasts. This analysis implied 2022 price to earnings (“P/E”) multiples ranging from 12.8x to 14.1x based on 2022 net operating income for the Company, calculated by applying, at the direction of the Company’s management, a 10% growth rate over the estimated 2021 net operating income for the Company of $195 million reflected in the Forecasts (referred to as “2022 Net Operating Income”). Goldman Sachs derived the range of discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally (referred to as the “CAPM”). The range of P/BV multiples used by Goldman Sachs was estimated by Goldman Sachs utilizing its professional judgment and experience including by taking into account current and historical observed P/BV multiples of the Company. Goldman Sachs then divided the ranges of illustrative equity values it derived for the Company by the total number of fully diluted shares of Company common stock outstanding as of June 30, 2018 of 30,719,928, as provided by the Company’s management, to derive a range of illustrative present values per share of Company common stock of $64.97 to $73.87.

The disclosure on page 55 of the Proxy Statement is hereby supplemented by replacing the first complete paragraph on the page in its entirety as follows:

Goldman Sachs performed an illustrative analysis of the implied present value of the future value per share of Company common stock. Goldman Sachs derived a range of theoretical future values per share of Company common stock as of December 31, 2018 through December 31, 2021 by applying illustrative P/BV multiples ranging from 1.50x to 1.65x to the estimate of the book value (including AOCI) of the Company as of December 31 of each such year, as reflected in the Forecasts, and dividing the ranges of illustrative equity values it derived for the Company by the total number of fully diluted shares of Company common stock outstanding as of August 14, 2018 of 30,721,415, as provided by the Company’s management. The range of P/BV multiples used by Goldman Sachs was estimated by Goldman Sachs utilizing its professional judgment and experience including by taking into account current and historical observed P/BV multiples of the Company. By applying a discount rate of 9.7%, reflecting an estimate of the Company’s cost of equity, derived by application of the CAPM, Goldman Sachs discounted to present value as of June 30, 2018 both the range of theoretical future values per share it derived for the Company and the estimated dividends to be paid per share of Company common stock through the end of the applicable period as reflected in the Forecasts, to yield illustrative present values per share of Company common stock ranging from $62.72 to $72.02.

The disclosure on page 55 of the Proxy Statement is hereby amended and supplemented by replacing the last complete paragraph on the page in its entirety as follows:

Based on information in public filings, press releases and financial media reports relating to the applicable transaction, for each of the selected transactions, Goldman Sachs calculated and compared the consideration per share paid in the transaction as a multiple of:

•	the target company’s BV (including AOCI) per share (based on fully diluted shares), as of the end of the last quarter period ended prior to the announcement of the applicable transaction; and

•

the target company’s median EPS estimate as provided by IBES for the fiscal year-end in the year of announcement of the applicable transaction (referred to in this section entitled “—Opinion of Goldman Sachs & Co. LLC” as “Forward P/E”).

The disclosure on page 56 of the Proxy Statement is hereby amended and supplemented by replacing the first table on the page in its entirety as follows:

Date	Acquiror	Target	P/BV (incl. AOCI)	Forward P/E
Mar 2018	Axa SA	XL Group Ltd	1.56x	15.4x
Jan 2018	American International Group, Inc.	Validus Holdings, Ltd	1.57x	15.4x
May 2017	Intact Financial Corporation	OneBeacon Insurance Group, Ltd	1.68x	25.7x
Dec 2016	Fairfax Financial Holdings Limited	Allied World Assurance Company
		Holdings, AG	1.34x	16.9x
Dec 2016	Liberty Mutual	Ironshore Inc.	N/A	N/A
Oct 2016	Sompo International Holdings Ltd	Endurance Specialty Holdings Ltd	1.30x	14.4x
Jul 2015	ACE Limited	The Chubb Corporation	1.75x	13.6x
Jun 2015	Tokio Marine Holdings, Inc.	HCC Insurance Holdings, Inc.	1.91x	19.3x
May 2015	Fosun International Limited	Ironshore Inc.	1.25x	N/A
Jun 2014	Validus Holdings, Ltd	Western World Insurance Group, Inc.	1.33x	N/A

Median			1.56x	15.4x
Mean			1.52x	17.2x
25th Percentile			1.33x	14.9x
75th Percentile			1.68x	18.1x

The disclosure on page 56 of the Proxy Statement is hereby amended and supplemented by replacing the last complete paragraph on the page in its entirety as follows:

Based on publicly available information, Goldman Sachs analyzed the premia paid in 369 pending or completed all-cash transactions with North American target companies announced since 2013 in which the target company had a transaction value that was greater than $500 million. With respect to each of these transactions for a given year, Goldman Sachs reviewed the median of premium of the price paid for each transaction to the closing stock price of the target company one trading day prior to announcement of the transaction.

The disclosure on page 58 of the Proxy Statement is hereby amended and supplemented by replacing the first complete paragraph on the page in its entirety as follows:

The Company selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs for its services in connection with the merger an aggregate fee of approximately $14,500,000, all of which is payable contingent upon completion of the merger. In addition, the Company agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws. The terms of the engagement letter between the Company and Goldman Sachs are the result of an arms-length negotiation between the parties thereto.

The disclosure on page 63 of the Proxy Statement is hereby amended and supplemented by replacing the first complete paragraph on the page in its entirety as follows:

Moelis performed a dividend discount analysis of the Company, on a standalone basis, by calculating the estimated net present value as of June 30, 2018 of the projected dividends to be paid by the Company from June 30, 2018 through December 31, 2021, based on the projections of the Company management. This analysis did not take into account any excess capital that could be potentially distributed to holders of securities, either from excess capital available at June 30, 2018 (estimated by Company management to be approximately $180 million), or from cash flow generated in excess of projected dividends during the projection period, because (i) neither the selected publicly traded companies analysis referred to above nor the selected precedent transactions analysis referred to above was adjusted for excess capital (in light of the lack of available information), and (ii) the projections of the Company management did not provide any estimates of excess capital generation. Moelis performed this analysis using cost of equity rates ranging from 9.0% to 11.0%, based on an estimated cost of equity using the CAPM, inclusive of an equity size premium, and a terminal value at the end of the forecast period, using terminal P/BV multiples ranging from 1.30x to 1.60x, as applied to the projected book value of the Company as of December 31, 2021 (inclusive of AOCI) of $1.829 billion, as provided by Company management (as described in the section entitled “—Forward-Looking Financial Information – Financial Projections” beginning on page 49). The terminal multiples for this analysis were selected based on a review of the current and historical P/BV multiples for the selected publicly traded companies referred to above and the P/BV multiples for the selected precedent transactions referred to above. This analysis indicated the following implied per share reference range for the Company, as compared to the merger consideration:

The disclosure on page 64 of the Proxy Statement is hereby amended and supplemented by replacing the second complete paragraph on the page in its entirety as follows:

Moelis acted as financial advisor to the Company in connection with the transaction and, pursuant to an engagement letter between the Company and Moelis, will receive a fee for its services, currently estimated to be approximately $4,842,000 in the aggregate, $2,000,000 of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is contingent upon completion of the transaction. Furthermore, the Company has agreed to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. The terms of the engagement letter between the Company and Moelis are the result of an arms-length negotiation between the parties thereto.

The disclosure on page 64 of the Proxy Statement is hereby amended and supplemented by replacing the third complete paragraph on the page in its entirety as follows:

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Parent. In the three years preceding the date of Moelis’ opinion, Moelis had not been engaged by or received any compensation from either of the Company or Parent. In the future, Moelis may provide investment banking and other services to Parent and may receive compensation for such services.

The disclosure on page 90 of the Proxy Statement is hereby supplemented by replacing the second complete paragraph on the page in its entirety as follows:

Notwithstanding the non-solicitation obligations set forth above, in response to an acquisition proposal received prior to obtaining the requisite approval of the Company stockholders to adopt the merger agreement, which such acquisition proposal did not result from any breach of the non-solicitation obligations referred to above, (i) the Company and its representatives may contact such person or group of persons making the acquisition proposal, solely to clarify the terms and conditions thereof or to request that any acquisition proposal made orally be made in writing and (ii) if the Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that such acquisition proposal (such acquisition proposal must be written) constitutes or would reasonably be expected to lead to a superior proposal, then the Company and its representatives may (1) negotiate and enter into an acceptable confidentiality agreement with the person or group of persons making the acquisition proposal and furnish information (including non-public information) with respect to the Company and its subsidiaries to such person or group and (2) after entering into an acceptable confidentiality agreement, participate in discussions or negotiations with such person or group making such acquisition proposal. Each of Parent, the Company and Merger Sub agreed that, notwithstanding the non-solicitation obligations on the no-shop period start date, the Company, its subsidiaries and their representatives had the right to continue to engage in the activities permitted during the go-shop period with respect to any excluded party on or after the no-shop period start date so long as such excluded party remains an excluded party, including with respect to any amended or modified acquisition proposal submitted by an excluded party on or after the no-shop period start date. The Company is not a party to any standstill provision that would preclude any potential bidders, including any potential bidders with whom the Company had previously discussed a potential transaction with the Company, from submitting to the Board a confidential proposal to acquire the Company during the go-shop period or after the no-shop period start date.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of The Navigators Group, Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, The Hartford Financial Services Group, Inc. (“The Hartford”) and Renato Acquisition Co., whereby the Company will become a wholly-owned subsidiary of The Hartford (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which has been mailed or otherwise disseminated to the Company’s stockholders. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at www.navg.com under the heading “SEC Filings” within the “Investor Relations” section of the Company’s website or by contacting the Company’s Investor Relations Department at investorrelations@navg.com.

Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, and its definitive proxy statement on Schedule 14A for the 2018 annual meeting of stockholders, filed with the SEC on March 29, 2018, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement and other and may be included in relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•

the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee or reimburse The Hartford for certain of its expenses;

•

legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Complaint filed by Michael Kent on October 15, 2018 in the United States District Court for the District of Delaware.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Complaint filed by Michael Kent on October 15, 2018 in the United States District Court for the District of Delaware.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC. (Registrant)

Date: November 6, 2018	By:	/s/ Emily B. Miner
	Name:	Emily B. Miner
	Title:	Senior Vice President and General Counsel